Exhibit 10.4
MARIMED INC.

THIRD AMENDED AND RESTATED 2018 STOCK AWARD AND INCENTIVE PLAN

Restricted Stock Unit Agreement
(Time-Based Vesting)

This Restricted Stock Unit Agreement (the "Agreement") is made effective as of ___________ (the "Grant Date") between MariMed Inc., a Delaware corporation (the "Company") and _________ (the "Participant").

RECITALS

    WHEREAS, the Company has adopted the Third Amended and Restated 2018 Stock Award and Incentive Plan (the "Plan"), which Plan is incorporated herein by reference and made a part of this Agreement (capitalized terms not otherwise defined herein shall have the meanings as set forth in the Plan); and

    WHEREAS, the Board has determined that it is in the best interests of the Company and its stockholders to grant to the Participant the restricted stock units described herein pursuant to the Plan and the terms set forth below.

    NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1.Award of Restricted Stock Units; Condition to Effectiveness. Subject to the terms and conditions of the Plan and this Agreement and in consideration of employment services rendered or to be rendered by an employee Participant to the Company and its subsidiaries, or services provided or to be provided by a Service Provider to the Company and its subsidiaries, as applicable, the Company hereby grants to the Participant an award (the “Award”) of _________ restricted stock units (the "RSUs"). Each RSU entitles the Participant to one share of Company Common Stock upon vesting in accordance with the terms of this Agreement. The effectiveness of the Award shall be subject to either (i) the Participant currently maintaining a brokerage account with Siebert Financial, the Company’s current Plan Administrator or a designated successor thereto, or (ii) the Participant establishing a brokerage account with Siebert Financial, the Company’s current Plan Administrator or a designated successor thereto, within thirty (30) days of the Grant Date. Failure to fulfil the condition set forth above will result in the grant of the Award being null and void and without any legal effect.

2.Vesting of RSUs.

(i)Upon the vesting of the Award, as described in this Section, the Company shall deliver for each RSU that becomes vested one (1) share of Company Common Stock. The Company Common Stock shall be delivered as soon as practicable following each vesting date or event set forth below, but in any case within 30 days after such date or event.

Subject to Section 3, ______ of the RSUs shall become vested and payable to the Participant on ________, in each case, so long as the employee Participant remains employed with the Company and its subsidiaries, or a Service Provider continues to provide services, in each instance, through such applicable vesting date.

3.Termination of Employment or Service.

(i)Unless otherwise provided for herein, the treatment of the Award upon a termination of an employee Participant’s employment, or a Service Providers service, shall be governed by the terms provided for in the Plan.

(ii)For purposes of the Plan and the Award, a termination of employment shall be deemed to have occurred on the date upon which the Participant ceases to perform employment duties for the Company or its subsidiaries following the provision of any notification of termination or resignation from employment, and without regard to any period of notice of termination of employment (whether express or implied) or any period of severance or salary continuation. No amounts earned pursuant to the Plan or any Award shall be deemed to be eligible compensation in respect of any other plan of the Company or any of its subsidiaries.

(iii)For purposes of the Plan and the Award, a termination of a Service Provider’s service shall be deemed to have occurred on the date upon which the Service Provider ceases to perform services for the Company or its subsidiaries following the provision of any notification of termination.

4.No Assignment. Except as expressly permitted under the Plan, this Agreement may not be assigned by the Participant by operation of law or otherwise.

5.No Rights to Continued Employment or Service. The granting of the Award evidenced hereby and this Agreement shall impose no obligation on the Company or any of its affiliates to continue the employment or service of the Participant and shall not lessen or affect any right that the Company or any of its affiliates may have to terminate the service of such Participant. The Participant shall remain an “at will” employee.

6.Governing Law. This Agreement will be governed by and interpreted and construed in accordance with the internal laws of the State of Delaware (without reference to principles of conflicts or choice of law) as to all matters, including, but not limited to, matters of validity, construction, effect, performance, and metrics.

7.    Tax Obligations. As a condition to the granting of the Award and the vesting thereof, the Participant acknowledges and agrees that Participant is responsible for the payment of income and employment taxes (and any other taxes required to be withheld) payable in connection with the vesting and/or settlement of an Award. Accordingly, the Participant agrees to remit to the Company or any applicable subsidiary an amount sufficient to pay such taxes. Such payment shall be made to the Company or the applicable subsidiary of the Company in a form that is reasonably acceptable to the Company, as the Company may determine in its sole discretion, consistent with Section 12.4 of the Plan. Notwithstanding the foregoing (but subject to Section 12.4 of the Plan), the Company may, in its sole discretion, (i) retain and withhold from delivery at the time of vesting that number of shares of Company Common Stock having a fair market value equal to the taxes owed by the Participant, which retained shares shall fund the payment of such taxes by the Company on behalf of the Participant; and/or (ii) sell that number of shares of the Participant’s Company Common Stock at the time of vesting having a fair market value equal to the taxes owed by the Participant, which proceeds from such shares sold shall fund the payment of taxes by the Company on behalf of the Participant. The Participant acknowledges that Participant is responsible for reviewing with the Participant’s own tax advisors the federal, state, local, and other tax consequences of the transactions contemplated by this Agreement. The

Participant acknowledges that Participant is not relying on any statements or representations of the Company or any of its agents.

8.Notices. Any notifications required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery or within five (5) days of deposit with the United States Postal Service or the local equivalent of the United States Postal Service, by registered or certified mail, with postage and fees prepaid. A notice shall be addressed to the Company, Attention: Chief Financial Officer, at its principal executive office and to the Participant at the address the Participant most recently provided to the Company.

9.Failure to Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

10.Amendments. This Agreement may be amended or modified only by a written agreement signed by the Company and the Participant; provided, however, that the Board may amend or alter this Agreement and the Award granted hereunder at any time, subject to the terms of the Plan.

11.Authority. The Board has complete authority and discretion to determine Awards, and to interpret and construe the terms of the Plan and this Agreement. The determination of the Board as to any matter relating to the interpretation or construction of the Plan or this Agreement shall be final, binding, and conclusive on all parties. All references in this Agreement to the “Board” shall mean the Board or the Compensation Committee (the “Committee”) or officers referred to in Section 4.2 of the Plan to the extent that the Board’s powers or authority under this Agreement have been delegated to such Committee or officers.

12.Successors. This Agreement will bind and inure to the benefit of the parties and their respective successors, permitted assigns, heirs, devisees, and legal representatives.

13.Entire Agreement. Except as set forth herein, this Agreement and the Plan supersede all prior agreements, whether written or oral and whether express or implied, between the Participant and the Company relating to the subject matter of this Agreement.

14.Rights as a Stockholder. The Participant shall have no rights as a stockholder of the Company with respect to any shares of Common Stock of the Company underlying or relating to any Award (including, without limitation, rights to vote or dividends) until the issuance thereof to the Participant in certificated or book entry form.

15.Clawback. The Award (including any proceeds, gains, or other economic benefit actually or constructively received by the Participant upon any receipt of the Award or upon the receipt or resale of Common Shares underlying the Award) shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of applicable law, including without limitation the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder.

16.Severability. The provisions of this Agreement are severable and if any one or more provisions are deemed to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

17.Section 409A.

(i)This Agreement is intended to comply with or be exempt from Section 409A of the Code (together with the Department of Treasury regulations and other interpretive guidance issued thereunder (including, without limitation, any such regulations or other guidance issued after the Grant Date, "Section 409A") and, to the extent applicable, this Agreement shall be interpreted in accordance with Section 409A.

(ii)If and to the extent (a) any portion of any payment, compensation, or other benefit provided to the Participant pursuant to this Agreement in connection with the Participant’s employment termination constitutes "nonqualified deferred compensation" within the meaning of Section 409A and (b) the Participant is a specified employee as defined in Section 409A(a)(2)(B)(i) of the Code, in each case as determined by the Company in accordance with its procedures, by which determinations the Participant (through accepting the Award) agrees that he or she is bound, such portion of the payment, compensation, or other benefit shall not be paid before the day that is six months plus one day after the date of "separation from service" (as determined under Section 409A) (the "New Payment Date"), except as Section 409A may then permit. The aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of separation from service and the New Payment Date shall be paid to the Participant in a lump sum on such New Payment Date, and any remaining payments will be paid on their original schedule.

(iii)Notwithstanding any other provision of the Plan or this Agreement, if at any time the Board determines that the RSUs (or any portion thereof) may be subject to Section 409A, the Board shall have the right in its sole discretion (without any obligation to do so or to indemnify the Participant or any other period for failure to do so) to adopt such amendments to this Agreement, or adopt other policies and procedures (including amendments, policies, and procedures with retroactive effect), or take any other actions, as the Board determines are necessary or appropriate for RSUs to be exempt from the application of Section 409A or to comply with the requirements of Section 409A. No provision of this Agreement shall be interpreted or construed to transfer any liability for failure to comply with the requirements of Section 409A from the Participant or any other individual to the Company or any of its affiliates, employees, or agents.

18.Captions. The captions of the sections of this Agreement are for reference only and will not affect the interpretation or construction of this Agreement.

19.Signature in Counterparts. This Agreement may be signed in counterparts (including by means of pdf or electronic signatures), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement will not be binding on either party unless and until signed by the Company and accepted by the Participant as provided for in Section 1 above.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement is effective as of the date first above written.

        MARIMED INC.

             By: ___________________________________
                         Name:
Title:

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